SCHEDULE A (amended as of [April __, 2014]2

List of Funds

This Schedule A, as may be amended from time to time, is incorporated into that certain Agency Agreement dated April 30, 2010 (as amended March 15, 2011) by and between DST Systems, Inc. and the Lord Abbett Family of Funds, as amended. Capitalized terms used herein but not defined in this Schedule A have the meanings given to such terms in the Agreement.

The following table is the list of the Funds within the Lord Abbett Family of Funds. Registrants are listed in bold font and each Registrant’s Series, if any, are listed in italics immediately below the Registrant.

Lord Abbett Affiliated Fund, Inc.

Lord Abbett Bond-Debenture Fund, Inc.

Lord Abbett Developing Growth Fund, Inc.

Lord Abbett Equity Trust

Lord Abbett Calibrated Large Cap Value

Lord Abbett Calibrated Mid Cap Value Fund

Lord Abbett Global Fund, Inc.

Lord Abbett Emerging Markets Corporate Debt Fund Lord Abbett Emerging Markets Currency Fund Lord Abbett Emerging Markets Local Bond Fund
Lord Abbett Multi-Asset Global Opportunity Fund

Lord Abbett Investment Trust

Lord Abbett Convertible Fund

Lord Abbett Core Fixed Income Fund

2 As amended to reflect that effective [April __, 2014], the addition of [Short Duration Income Portfolio] as a series of Lord Abbett Series Fund, Inc.

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Lord Abbett Diversified Equity Strategy Fund

Lord Abbett Floating Rate Fund

Lord Abbett High Yield Fund

Lord Abbett Income Fund

Lord Abbett Inflation Focused Fund

Lord Abbett Multi-Asset Balanced Opportunity Fund

Lord Abbett Multi-Asset Growth Fund

Lord Abbett Multi-Asset Income Fund

Lord Abbett Short Duration Income Fund

Lord Abbett Total Return Fund

Lord Abbett Mid Cap Stock Fund, Inc. Lord Abbett Municipal Income Fund, Inc.

Lord Abbett AMT Free Municipal Bond Fund

Lord Abbett California Tax-Free Income Fund

Lord Abbett High Yield Municipal Bond Fund

Lord Abbett Intermediate Tax Free Fund

Lord Abbett National Tax-Free Income Fund

Lord Abbett New Jersey Tax-Free Income Fund

Lord Abbett New York Tax-Free Income Fund

Lord Abbett Short Duration Tax Free Fund

Lord Abbett Research Fund, Inc.

Lord Abbett Calibrated Dividend Growth Fund

Lord Abbett Growth Opportunities Fund

Small-Cap Value Series

Lord Abbett Securities Trust

Lord Abbett Alpha Strategy Fund Lord Abbett Fundamental Equity Fund
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Lord Abbett Growth Leaders Fund

Lord Abbett International Core Equity Fund

Lord Abbett International Dividend Income Fund

Lord Abbett International Opportunities Fund

Lord Abbett Micro-Cap Growth Fund

Lord Abbett Micro-Cap Value Fund

Lord Abbett Value Opportunities Fund

Lord Abbett Series Fund, Inc.

Bond-Debenture Portfolio

Calibrated Dividend Growth Portfolio

Classic Stock Portfolio

Developing Growth Portfolio

Fundamental Equity Portfolio

Growth and Income Portfolio

Growth Opportunities Portfolio

International Core Equity Portfolio

International Opportunities Portfolio

Mid Cap Stock Portfolio

[Short Duration Income Portfolio]

Total Return Portfolio

Value Opportunities Portfolio

Lord Abbett U.S. Government & Government Sponsored Enterprises Money Market Fund, Inc.

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